Exhibit 99.1

News Release
Sunoco Logistics Partners L.P.
3807 West Chester Pike
Newtown Square, PA 19073

For further information contact:	For release: Immediately
Peter Gvazdauskas (investors) 215-977-6322
Jeffrey Shields (media) 215-977-6056

SUNOCO LOGISTICS ANNOUNCES FORTY-SIXTH SUCCESSIVE QUARTER OVER QUARTER DISTRIBUTION INCREASE AND EARNINGS CONFERENCE CALL DATE

NEWTOWN SQUARE, PA October 27, 2016 - Sunoco Logistics Partners L.P. (NYSE: SXL) (the "Partnership") today announced that Sunoco Partners LLC, its general partner, has declared a cash distribution for the third quarter 2016 of $0.51 per common unit ($2.04 annualized) to be paid on November 14, 2016 to unit holders of record on November 9, 2016. This represents an 11 percent increase over the third quarter 2015 cash distribution of $0.458 per common unit ($1.83 annualized). This is the forty-sixth successive quarter the Partnership has increased its distribution.
The Partnership also announced that it will hold a conference call on Thursday, November 10, 2016 at 8:00 a.m. ET (7:00 a.m. CT) to discuss its financial results for the third quarter 2016. Earnings are expected to be released after the market closes on Wednesday, November 9, 2016.
Those wishing to listen can access the call by dialing (USA toll free) 1-800-369-2171; International (USA toll) 1-517-308-9315 and request "Sunoco Logistics Partners Earnings Call, Conference Code: Sunoco Logistics". This event may also be accessed by a webcast, which will be available at www.sunocologistics.com. A number of presentation slides will accompany the audio portion of the call and will be available to be viewed and printed shortly before the call begins. Individuals wishing to listen to the call on the Partnership's web site will need Windows Media Player, which can be downloaded free of charge from Microsoft or from Sunoco Logistics Partners' conference call page. Please allow at least fifteen minutes to complete the download.
Audio replays of the conference call will be available for two weeks after the conference call beginning approximately one hour following the completion of the call. To access the replay, dial 1-866-427-6407. International callers should dial 1-203-369-0896.

ABOUT SUNOCO LOGISTICS
Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Newtown Square, Pennsylvania, is a publicly traded Delaware limited partnership that owns and operates a logistics business, consisting of a geographically diverse portfolio of complementary pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, NGLs and refined products. SXL's general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners L.P. web site at www.sunocologistics.com.
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of distributions by Sunoco Logistics Partners L.P. to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, distributions by Sunoco Logistics Partners L.P. to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Portions of this document constitute forward-looking statements as defined by federal law. Although Sunoco Logistics Partners L.P. believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect the Partnership's business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: whether or not the transactions described in the foregoing news release will be cash flow accretive; increased competition; changes in demand for crude oil, NGLs and refined products that we store and distribute; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; plant construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016, and in the Partnership's subsequent Form 8-K and 10-Q filings. The Partnership undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.